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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                               NAME, JURISDICTION
                               ------------------

                   Legacy Reserves Operating GP LLC, Delaware

                     Legacy Reserves Operating LP, Delaware

                      Legacy Reserves Services, Inc., Texas